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                                                                    EXHIBIT 23.4



                                   CONSENT OF
                            KUNZMAN & BOLLINGER, INC.


         We consent to the incorporation by reference, the use, and all references to us in the Registration Statement, No. 333-105811, in the Registration Statement on Form 8-A filed under Section 12(g) of the Securities and Exchange Act of 1934, and any pre or post-effective amendments thereto, for Atlas America Public #12-2003 Limited Partnership, of our opinion included as
Exhibit 5 and our opinion included as Exhibit 8 in the Exhibits to the Registration Statement for Atlas America Public #12-2003 Program on Form S-1, No. 333-105811, filed June 4, 2003, Pre-Effective Amendment No. 1 to the Registration Statement, No. 333-105811, filed July 28, 2003, and Pre-Effective Amendment No. 2 to the Registration Statement, No. 333-105811, filed September 5, 2003.



                                                   /s/ Kunzman & Bollinger, Inc.

                                                   KUNZMAN & BOLLINGER, INC.



Oklahoma City, Oklahoma
April 16, 2004